                                                                     Exhibit 4.3


                             NOTE PURCHASE AGREEMENT

                                     BETWEEN

                             JEAN PIERRE COLLARDEAU

                                       AND

                               PRO NET LINK CORP.


         NOTE PURCHASE AGREEMENT, dated as of October 10, 2000 (the "Agreement"), between Jean Pierre Collardeau (the "Lender") and Pro Net Link Corp., a corporation organized and existing under the laws of the State of Nevada (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Lender from time to time as provided herein, and Lender shall purchase, notes with an aggregate principal amount up to $2,000,000 (the "Commitment Amount").

         NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 "Business Day" means each day excluding Saturday, Sunday and any day recognized as a holiday by the State of New York on which the New York Stock Exchange is open for business.

         Section 1.2 "Closing" shall mean the delivery by Lender to the Company of a Draw Down Amount pursuant to Section 2.2.

         Section 1.3 "Closing Date" shall mean the fifth Business Day following the delivery by the Company to Lender of a Draw Down Notice, provided all conditions to such Closing have been satisfied on or before such day.

         Section 1.4 "Commitment Period" shall mean the period commencing on the date hereof and expiring on the earliest to occur of (x) the date on which the Lender shall have purchased Draw Down Notes with an aggregate principal amount equal to or in excess of $2,000,000 pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Section 2.3, or (z) the date occurring one year after the date of commencement of the Commitment Period.

         Section 1.5 "Draw Down" shall mean each occasion the Company elects to exercise its right to tender a Draw Down Notice requiring Lender to loan to the Company the Draw Down Amount specified in such Draw Down Notice, subject to the terms of this Agreement.

         Section 1.6 "Draw Down Amount" shall mean, with respect to a Closing, the amount loaned by Lender to the Company, as specified by the Company in the applicable Draw Down Notice, all in accordance with Article II hereof.

         Section 1.7 "Draw Down Notice" shall mean a written notice to the Lender setting forth the Draw Down Amount for the applicable Closing Date, substantially in the form attached hereto as Exhibit A.

         Section 1.8 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section 1.9 "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.10 "SEC" shall mean the Securities and Exchange Commission.

         Section 1.11 "Securities Act" shall mean the Securities Act of 1933, as amended.


                                   ARTICLE II

                              LOANS TO THE COMPANY

         Section 2.1 Loans.

                  1. Draw Downs. Upon the terms and conditions set forth herein, during the Commitment Period the Company may make a Draw Down by the delivery of a Draw Down Notice to Lender; provided, however, that the Draw Down Amount for each Draw Down as designated by the Company in the applicable Draw Down Notice shall not be less than $75,000; provided, further, that the Company shall have no obligation to make any Draw Down.

         Section 2.2 Closing; Delivery of Draw Down Note.

                  1. On each Closing Date, Lender shall deliver the Draw
Down Amount specified in the Draw Down Notice by wire transfer of immediately available funds to the Company.

                  2. Within five (5) Business Days of the expiration of the Commitment Period, (i) the Company shall issue to Lender a Note (the "Draw Down Note") with the principal amount


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
equal to the dollar figure representing all Draw Down Amounts loaned by Lender to the Company pursuant to Draw Down Notices delivered during the Commitment period, and (ii) each of the Company and the Lender shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. All of the terms of the Draw Down
Note issued pursuant to this paragraph shall be substantially the same as those in the Form of Note attached hereto as Exhibit B, except that (x) the principal amount of the Draw Down Note shall be equal to the dollar figure representing all Draw Down Amounts loaned by Lender to the Company pursuant to Draw Down Notices delivered by the Company to the Lender during the Commitment Period, and
(y) the Maturity Date of such Draw Down Note shall be the earlier of (A) the date that is the two-year anniversary of the last day of the Commitment Period and (B) the date upon which Lender shall deliver a Default Notice (as defined in Section 4 of the Draw Down Note).

         Section 2.3 Termination of Loan Obligations.

                  1. The obligation of the Lender to loan any Draw Down Amount to the Company shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that the Company shall at any time fail to comply with the requirements of Sections 3.2 or 4.2.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of Lender. Lender hereby represents and warrants to the Company as follows:

                  1. Authorization; Enforceability. Lender has full power and authority to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Lender and constitutes a legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

                  2. Investment Experience. Lender is experienced in evaluating and investing in securities of companies in the development stage in the normal course of its business and


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acknowledges that he is able to fend for himself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Draw Down Note.

                  3. Purchase Entirely for Own Account. This Agreement is made with Lender in reliance upon Lender's representation to the Company, which by Lender's execution of this Agreement Lender hereby confirms, that the Draw Down Note acquired hereunder will be acquired for investment for Lender's account, not as a nominee or agent, and that Lender has no present intention of selling the such Draw Down Note and will not sell, grant any participation in, or otherwise distribute the same in any transaction which is in violation of the securities laws, rules or regulations of the United States or any state thereof.

                  4. Restricted Securities. Lender understands that the Draw Down Note has not been, and may not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore, cannot be resold unless it is registered under such Act or unless an exemption from registration is available.

                  5. Access to Information and Acknowledgment of Risk. Lender has been afforded by the Company access to information about the Company and the Company's financial condition, results of operations, business, property, management and prospects sufficient to enable Lender to evaluate an investment in the Draw Down Note. This access has included an opportunity to ask questions of and receive information from the Company and its officers and directors. Lender acknowledges that he may be required to bear the economic risk of an investment in the Draw Down Note for an indefinite period, and Lender is able to bear such risk for an indefinite period. Lender has extensive knowledge of the business, financial condition and prospects of the Company, and has conducted his own due diligence on the merits and risks of the proposed acquisition of the Draw Down Note from the Company.

                  6. Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of Lender in connection with the valid execution, delivery or performance of this Agreement.

                  7. Compliance With Other Instruments. Lender is not in violation or default in any material respect of any provision of any mortgage, agreement, instrument or contract to which he is a party or by which he is bound, or of any foreign or domestic, federal or state judgment, order, writ, decree, statute, rule or regulation applicable to Lender, where such default would restrict the rights of Lender to consummate the transactions contemplated hereby. The execution, delivery and performance by Lender of this Agreement and the consummation of the transactions contemplated hereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision, instrument, contract judgment, order, writ or decree.


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
                  8. Manner of Sale. At no time was Lender presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                  9. Financial Capacity. Lender currently has the financial capacity to meet his obligations to the Company hereunder, and the Lender has no present knowledge of any circumstances which could cause him to become unable to meet such obligations in the future.


         Section 3.2 Representation and Warranties of The Company. The Company hereby represents and warrants to Lender as follows:

                  1. Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has all requisite corporate authority to own its properties and to carry on its business as now being conducted.

                  2. Authorization; Enforceability. The Company has full power and authority to enter into this Agreement and to issue the Draw Down Note hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes, and when the Draw Down Note has been duly and validly executed and delivered, such Draw Down Note will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

                  3. Governmental Consents. To the knowledge of the Company, no consent, approval qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the valid execution, delivery or performance of this Agreement or of the Draw Down Note.

                  4. Compliance With Other Instruments. The Company is not in violation or default in any material respect of any provision of its charter or by laws, or any mortgage, agreement, instrument or contract to which the Company is a party or by which the Company is bound, or, to the Company's knowledge, of any foreign or domestic, federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company, where such default would restrict the rights of the Company to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision, instrument, contract, judgment, order, writ or decree.


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
                  5. Private Offering. Subject to the accuracy of Lender's representations and warranties set forth in Section 3.1, the offer, sale and issuance of the Draw Down Note, as contemplated by this Agreement, is exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Draw Down Note or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company shall not offer or sell the Draw Down Note by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

                                   ARTICLE IV

                 CONDITIONS PRECEDENT TO DRAW DOWNS BY THE COMPANY

          Section 4.1 Conditions Precedent to the Right of the Company to Deliver a Draw Down Notice. The right of the Company to deliver a Draw Down Notice is subject to the satisfaction, on both (i) the date of delivery of such Draw Down Notice and (ii) the applicable Closing Date, of each of the following conditions:

                  1. Representations and Warranties. All representations and warranties of the Company contained herein shall remain true and correct as of each such date.

                  2. Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each such date.

                  3. No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that


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may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.


                                    ARTICLE V

                            RESTRICTIONS ON TRANSFER

         Section 5.1 Restrictions on Transfer of Notes. Lender agrees that he will not transfer or sell, in whole or in part, the Draw Down Note, except in accordance with the terms of the legend set forth below. In that regard, Lender acknowledges that certificates representing the Draw Down Note shall bear the following legend:

                  THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, AND THEREFORE MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL SECURITIES LAWS OR IF, IN THE OPINION OF COUNSEL TO THE ISSUER HEREOF, EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE APPLICABLE.


                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. THE PARTIES HERETO AGREE THAT ANY DISAGREEMENT OR DISPUTE ARISING DIRECTLY, INDIRECTLY, OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT, ANY BREACH HEREOF, OR ANY TRANSACTION COVERED HEREBY, OR ANY PROCEEDING BROUGHT BY A PARTY TO ENFORCE ANY RIGHT, ASSERT ANY CLAIM, OR OBTAIN ANY RELIEF WHATSOEVER IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT BY SUCH PARTY AND RESOLVED EXCLUSIVELY WITHIN THE STATE AND CITY OF NEW YORK. ACCORDINGLY, THE PARTIES CONSENT AND SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED WITHIN THE STATE AND CITY OF NEW YORK, U.S.A. THE PARTIES FURTHER AGREE THAT ANY SUCH ACTION OR PROCEEDING BROUGHT BY A PARTY TO ENFORCE ANY RIGHT, ASSERT ANY CLAIM, OR OBTAIN ANY RELIEF WHATSOEVER IN CONNECTION WITH THIS AGREEMENT


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
SHALL BE BROUGHT BY SUCH PARTY EXCLUSIVELY IN THE FEDERAL OR STATE COURTS LOCATED WITHIN THE STATE AND CITY OF NEW YORK.

         Section 6.2 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective until the execution and delivery by the parties of at least one complete set of counterparts.

         Section 6.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties.

         Section 6.4 Further Assurances. On and after the date hereof, each party to this Agreement shall take all appropriate action, use reasonable efforts and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions of this Agreement and the other agreements contemplated hereby.

                  (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. Notices shall be addressed:

                  (1)      if to the Lender:

                           Jean Pierre Collardeau
                           c/o Pro Net Link Corp.
                           645 Fifth Avenue
                           Suite 303
                           New York, NY 10022
                           Telecopier: (212) 319-4598


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
                  (2)      if to the Company:

                           Pro Net Link Corp.
                           645 Fifth Avenue
                           Suite 303
                           New York, NY 10022
                           Attn: Jean Pierre Collardeau
                           Telecopier: (212) 319-4598

                           with a copy to:

                           Kronish Lieb Weiner & Hellman LLP
                           1114 Avenue of the Americas
                           New York, NY 10036
                           Telecopier: (212) 479-6275
                           Attn: Steven Huttler, Esq.


Either party hereto may from time to time change its address or facsimile number for notices under this Section 6.4 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                  (b) Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by the parties hereto. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

                  (c) Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written agreements and negotiations and oral understandings, if any.

                  (d) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase
Agreement to be executed by the undersigned, there unto duly authorized, as of the date first set forth above.





                                             PRO NET LINK CORP.



                                             By: /s/ David Walker
                                                 _________________________
                                                 Name: David Walker
                                                 Title: Chief Operating Officer



                                             /s/ Jean Pierre Collardeau
                                             ____________________________
                                             Jean Pierre Collardeau


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                                    EXHIBIT A

                            FORM OF DRAW DOWN NOTICE

To be executed by the Company if the Company desires to exercise its rights to make a Draw Down pursuant to Section 2.1:


                  The Company hereby notifies Lender of the Company's exercise of its right to receive $_____________ from Lender in accordance with the terms of the Note Purchase Agreement between the Company and Lender, dated as of October 10, 2000 (the "Note Purchase Agreement").

                  By executing this Notice, the Company hereby certifies that
(i) all of the Company's representations and warranties in the Note Purchase Agreement remain true and correct as of the date hereof and (ii) the Company has performed all covenants and satisfied all conditions to be performed or satisfied by the Company under the Note Purchase Agreement.


Dated: __________________


                                                   PRO NET LINK CORP.



                                                   By:__________________________
                                                         Name:
                                                         Title:


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
                                    EXHIBIT B

                             FORM OF DRAW DOWN NOTE

        THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE FEDERAL
      SECURITIES ACT OF 1933, AS AMENDED, AND THEREFORE MAY BE OFFERED AND
         SOLD ONLY IF REGISTERED PURSUANT TO THE RELEVANT PROVISIONS OF
     FEDERAL SECURITIES LAWS OR IF, IN THE OPINION OF COUNSEL TO THE ISSUER
           HEREOF, EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE
                                   APPLICABLE.


             -----------------------------------------------------


                               PRO NET LINK CORP.


                          12% Note due [MATURITY DATE]


$[PRINCIPAL AMOUNT OF NOTE]                                   New York, New York
                                                                          [DATE]


                  1. CONSIDERATION. FOR VALUE RECEIVED, PRO NET LINK CORP., a Nevada corporation (the "undersigned" or the "Company"), hereby promises to pay to the order of JEAN PIERRE COLLARDEAU ("JPC"), at 645 Fifth Avenue, Suite 303, New York, New York 10022, or at such other place as the holder hereof (the "Holder") shall designate to the undersigned in writing, in lawful money of the United States of America or in New York Clearing House Funds, the principal amount of [PRINCIPAL AMOUNT OF NOTE] ($[PRINCIPAL AMOUNT OF NOTE]) Dollars, and to pay interest (computed on the basis of a 360-day year and the actual number of days elapsed) on the unpaid principal amount hereof at the rate of twelve percent (12%) per annum, on the first day of each calendar month of each year, for the period from [DATE] until the Maturity Date (as defined herein). The undersigned promises to pay the said principal sum and interest in accordance with the terms of this Note (the "Note").

                  2. PAYMENT. On the Maturity Date the undersigned shall pay the Holder all accrued and unpaid principal and interest on this Note. No payment of the principal of this Note may be made prior to the Maturity Date by the Company without the consent of the Holder, except as otherwise provided herein.


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
         For purposes of this Note, the "Maturity Date" shall be the earlier of
(i) [TWO YEAR ANNIVERSARY OF TERMINATION OF COMMITMENT PERIOD] and (ii) delivery by the Holder to the Company of a Default Notice (as defined in Section 4 herein).

                  3. OVERDUE INTEREST PAYMENTS. Interest on the indebtedness evidenced by this Note after an Event of Default, or maturity, accelerated or otherwise, shall be due and payable at the rate of twelve percent (12%) per annum, subject to the limitations of applicable law.

                  4. EVENTS OF DEFAULT.

                  (1) In the case of any Event of Default (as hereinafter defined), the Holder may, by notice to the Company specifying such Event of Default (a "Default Notice"), declare the principal of (and accrued interest, if any) on this Note to be immediately due and payable and thereupon, this Note (including both principal and accrued interest, if any) shall become immediately due and payable. This provision is subject to the condition that if, at any time after delivery of a Default Notice, the Holder shall rescind or annul such Default Notice, then such Default Notice and its consequences shall be rescinded and annulled, but no such rescission or annulment shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

                  (2) For purposes of this Note, any one or more of the following shall constitute an "Event of Default":

                           (a) default in the payment of the principal of (or
interest, if any, on) this Note when the same shall mature or become due and payable, either by the terms hereof or otherwise; or

                           (b) acceleration, by reason of default, of the
maturity of outstanding indebtedness for money borrowed of the Company in an amount in excess of $100,000;

                           (c) any judgment, writ or warrant of attachment or of
any similar process in an amount in excess of $100,000 is entered or filed against the Company or against the property or assets of the Company and remains unpaid, unvacated, unbonded and unstayed for a period of sixty (60) days; or

                           (d) failure on the part of the Company to duly
observe or perform any of its other material covenants or agreements contained in, or to cure any material breach in a material representation or covenant contained in, this Note for a period of ten (10) business days after the date on which written notice of such failure or breach requiring the same to be remedied has been given by the Holder to the Company.


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
                  (3) The occurrence of an Insolvency Event shall automatically constitute an Event of Default. An "Insolvency Event" shall mean a decree or order by a court having jurisdiction has been entered adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization of the Company under any applicable bankruptcy law and such decree or order has continued undischarged or unstayed for a period of thirty (30) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of thirty (30) days. Notwithstanding any provision in Section 4(a) to the contrary, upon the occurrence of an Insolvency Event, the Holder shall have no obligation to deliver a Default Notice to the Company and the principal of (and accrued interest, if any) on this Note shall be immediately due and payable regardless of whether the Holder shall have delivered a Default Notice.

                  5. HOLIDAYS. If this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, then such payment may be made on the next succeeding business day with the same force and effect as if made on the nominal date such payment became due and payable (and no interest shall accrue for the period after such nominal date).

                  6. SURVIVAL. The agreements, undertakings, representations and warranties contained in this Note shall remain operative and in full force and effect and, subject to payment in full of all principal (and accrued interest, if any) due hereon, shall survive the surrender and/or delivery of this Note to the Company for cancellation or otherwise in connection with the transfer hereof. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

                  7. NOTICES. Except as herein otherwise expressly provided, all notices, requests, demands, consents and other communications required or permitted under this Note shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or
(iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a person whose address is herein specified may from time to time designate as to itself by notice similarly given to the other parties hereto in accordance herewith). A notice of change of address shall not be deemed given until received by the addressee of such notice. Notices shall be addressed:


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
                                    (1)     if to the Holder:

                                            Jean Pierre Collardeau
                                            c/o Pro Net Link Corp.
                                            645 Fifth Avenue
                                            Suite 303
                                            New York, NY 10022
                                            Telecopier: (212) 319-4598

                                    (2)     if to the Company:

                                            Pro Net Link Corp.
                                            645 Fifth Avenue
                                            Suite 303
                                            New York, NY 10022
                                            Attn:  David Walker
                                            Telecopier: (212) 319-4598

                                            with a copy to:

                                            Kronish Lieb Weiner & Hellman LLP
                                            1114 Avenue of the Americas
                                            New York, NY 10036
                                            Telecopier: (212) 479-6275
                                            Attn: Steven Huttler, Esq.

                  8. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflict of laws principles thereof).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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
                                            PRO NET LINK CORP.



                                            By:__________________________
                                                  Name: David Walker
                                                  Title: Chief Operating Officer



                     [SIGNATURE PAGE FOR NOTE DATED [DATE]]


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